EXHIBIT 99.1

SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS 2009 EARNINGS
OF $1.44 PER SHARE AND DECLARES DIVIDEND OF 6¢ PER SHARE

SOUTHPORT, CONNECTICUT, February 24, 2010--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for 2009, the Company reported net sales of $271.0 million and earnings of $1.44 per share, compared with sales of $181.5 million and earnings of 43¢ per share in 2008.

For the fourth quarter of 2009, the Company reported net sales of $63.9 million and earnings of 31¢ per share, compared with sales of $58.5 million and earnings of 28¢ per share in the fourth quarter of 2008.

The Company also announced today that its Board of Directors declared a dividend of 6¢ per share for the fourth quarter, for shareholders of record as of March 12, 2010, payable on March 26, 2010.

Chief Executive Officer Michael O. Fifer made the following comments related to 2009:

•	Our firearms sales grew from $174 million in 2008 to $267 million in 2009 on the strength of new product shipments and overall robust firearms demand, particularly in the first half of the year.

•
Estimated sell-through of our products from independent distributors to retail in 2009 increased by approximately 40% from 2008, and 86% from 2007.  This annual growth substantially exceeds the 10% and 25% growth in National Instant Criminal Background Check System (NICS) background checks over the same periods.  Comparisons of NICS checks from period to period are often used as a proxy for consumer demand for firearms.

•
In response to the significant increase in demand in 2009, the Company increased production in 2009 by 56% from 2008, and 101% from 2007.  This increased production was facilitated by the Company’s implementation of lean manufacturing, an ongoing process that started in 2006.

•
Cash generated from operations during 2009 was $46.7 million.  At December 31, 2009, our cash, cash equivalents and short-term investments totaled $55.7 million.  Our pre-LIFO working capital of $104.0 million, less the LIFO reserve of $38.7 million, resulted in working capital of $65.3 million and a current ratio of 3.0 to 1.  The Company has no debt.

•	In 2009, capital expenditures totaled $13.8 million. We expect to invest approximately $10 to $15 million for capital expenditures during 2010.

•	In 2009, we paid dividends totaling $5.8 million to our shareholders.

•
At December 31, 2009, $4.7 million remained authorized for share repurchases.  On February 5, 2010, we announced that our Board of Directors expanded this repurchase program from $4.7 million to $10 million.

Today, the Company filed its Annual Report on Form 10-K for 2009. The financial statements included in this Annual Report on Form 10-K are attached to this press release.

The Annual Report on Form 10-K is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate/.  Investors are urged to read the complete Form 10-K to ensure that they have adequate information to make informed investment judgments.

The Company will host a webcast on Thursday, February 25, 2010, at 9:00 a.m. EST to discuss the 2009 operating results.  Interested parties can access the webcast at www.ruger.com/corporate or www.earnings.com.  Alternatively, interested parties can call (866) 356-3095, participant passcode 86419260.

About Sturm, Ruger
Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market.  Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations.  Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Balance Sheets
(Dollars in thousands, except share data)

December 31,	2009	2008

Assets
Current Assets
Cash and cash equivalents	$5,008	$9,688
Short-term investments	50,741	18,558
Trade receivables, net	25,049	25,809

Gross inventories	51,048	59,846
Less LIFO reserve	(38,663)	(44,338)
Less excess and obsolescence reserve	(2,727)	(3,569)
Net inventories	9,658	11,939

Deferred income taxes	5,893	6,400
Prepaid expenses and other current assets	2,062	1,483
Total Current Assets	98,411	73,877

Property, Plant, and Equipment	134,057	125,026
Less allowances for depreciation	(101,324)	(98,807)
Net property, plant and equipment	32,733	26,219

Deferred income taxes	6,190	7,743
Other assets	4,345	4,921
Total Assets	$141,679	$112,760

STURM, RUGER & COMPANY, INC.

December 31,	2009	2008

Liabilities and Stockholders’ Equity
Current Liabilities
Trade accounts payable and accrued expenses	$12,011	$10,235
Product liability	1,147	1,051
Employee compensation and benefits	12,890	7,994
Workers’ compensation	5,443	5,067
Income taxes payable	1,543	4,171
Line of credit	-	1,000
Total Current Liabilities	33,034	29,518

Accrued pension liability	12,194	16,946
Product liability	935	693

Contingent liabilities (Note 17)	-	-

Stockholders’ Equity
Common stock, non-voting, par value $1: Authorized shares – 50,000; none issued
Common stock, par value $1: Authorized shares – 40,000,000 2009 – 22,826,601 issued, 19,072,780 outstanding 2008 – 22,798,732 issued, 19,047,323 outstanding	22,827	22,799
Additional paid-in capital	8,031	2,442
Retained earnings	115,187	93,500
Less: Treasury stock – at cost 2009 – 3,753,821 shares 2008 – 3,751,419 shares	(30,167)	(30,153)
Accumulated other comprehensive loss	(20,362)	(22,985)
Total Stockholders’ Equity	95,516	65,603
Total Liabilities and Stockholders’ Equity	$141,679	$112,760

STURM, RUGER & COMPANY, INC.

Statements of Income
(Dollars in thousands, except per share data)

Year ended December 31,	2009	2008	2007

Net firearms sales	$266,566	$174,416	$144,222
Net castings sales	4,419	7,067	12,263
Total net sales	270,985	181,483	156,485

Cost of products sold	183,380	138,730	117,186

Gross profit	87,605	42,753	39,299

Operating Expenses:
Selling	21,822	17,189	15,092
General and administrative	20,658	12,867	13,678
Pension plan curtailment charges	-	-	1,143
Other operating (income) expenses, net	1,221	(840)	271
Total operating expenses	43,701	29,216	30,184

Operating income	43,904	13,537	9,115

Other income:
Gain on sale of real estate	-	-	5,168
Royalty income	490	141	190
Interest income	118	405	2,368
Interest expense	(158)	(63)	(107)
Other income (expense), net	6	(42)	(75)
Total other income, net	456	441	7,544

Income before income taxes	44,360	13,978	16,659

Income taxes	16,857	5,312	6,330

Net income	$27,503	$8,666	$10,329

Basic Earnings Per Share	$1.44	$0.43	$0.46

Fully Diluted Earnings Per Share	$1.42	$0.43	$0.46

Cash Dividends Per Share	$0.31	$0.00	$0.00

STURM, RUGER & COMPANY, INC.

Statements of Cash Flows
(Dollars in thousands)

Year ended December 31,	2009	2008	2007

Operating Activities
Net income	$27,503	$8,666	$10,329
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	7,300	5,365	4,372
Stock-based compensation	4,205	467	496
Slow moving inventory valuation adjustment	239	495	(1,590)
Impairment of assets	-	-	2,264
Pension plan curtailment charge	-	-	1,143
Gain on sale of assets	(45)	(95)	(7,141)
Deferred income taxes	2,060	(4,639)	2,473
Changes in operating assets and liabilities:
Trade receivables	760	(10,173)	2,371
Inventories	2,042	863	12,699
Trade accounts payable and other liabilities	7,046	4,667	(1,001)
Product liability	339	(189)	192
Prepaid expenses and other assets	(2,132)	1,995	(6,644)
Income taxes	(2,628)	3,760	(643)
Cash provided by operating activities	46,689	11,182	19,320

Investing Activities
Property, plant, and equipment additions	(13,819)	(9,488)	(4,468)
Purchases of short-term investments	(77,281)	(45,363)	(51,328)
Proceeds from sales or maturities of short-term investments	45,098	57,309	42,850
Net proceeds from sale of assets	51	95	12,542
Cash provided by (used for) investing activities	(45,951)	2,553	(404)

Financing Activities
Dividends paid	(5,816)	-	-
Tax benefit from exercise of stock options	1,412	-	-
Cashless exercise of stock options	-	-	(1,126)
Repurchase of common stock	(14)	(10,153)	(20,000)
(Repayment of) increase in line of credit	(1,000)	1,000	-
Cash used for financing activities	(5,418)	(9,153)	(21,126)

(Decrease) increase in cash and cash equivalents	(4,680)	4,582	(2,210)
Cash and cash equivalents at beginning of year	9,688	5,106	7,316
Cash and cash equivalents at end of year	$5,008	$9,688	$5,106